EXHIBIT 10.4

                          CONDITIONAL LICENSE AGREEMENT

         THIS CONDITIONAL LICENSE AGREEMENT ("Agreement") is made and entered into as of the 24th day of February, 2000 ("Effective Date"), by and between, on the one hand; Allen D. Allen ("Allen") and CytoDyn of New Mexico, Inc., a New Mexico corporation ("CytoDyn") (Allen and CytoDyn are individually and collectively referred to herein as "Inventor"), and, on the other hand, Amerimmune, Inc., a Colorado corporation ("Amerimmune").

                                    RECITALS
                                    --------

         A. Inventor has developed certain technolgy that is more specifically described on Exhibit A hereto (the "Technology") and claims rights to the trademarks CYTODYN and CYTOLIN and the goodwill associated herewith and registrations and applications for registration thereof (the "Marks"):

         B. Inventor has previously entered into a Termination and Shareholder Agreement dated August 1, 1998 with Three R Associates, Inc., a California corporation ("3R"), concerning the assignment to 3R of all rights of Inventor in and to the Technology and the Marks.

         C. Pursuant to that certain Patent and Trademark License Agreement, dated October 24, 1998 between 3R and Amerimmune (the "3R License Agreement"), Amerimmune has worldwide exclusive right and license in and to the Technology and the Marks from 3R.

         D. Inventor has represented to Amerimmune that circumstances have arised leading Inventor to question Inventor's transfer, if any, of the Technology and the Marks to 3R.

         E. In the event that Inventor's transferof rights to the Technology and the Marks to 3R was ineffective, invalid or in any manner inoperative or in the event that rights in and to the Technology and the Marks otherwise revert to or are acquired by Inventor, Amerimmune desires to obtain from Inventor, and Inventor is willing to grant to Amerimmune, an exclusive worldwide license in and to the Technology and the Marks on the terms contained in this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual convenants contained herein, the parites hereto hereby agree as follows:

I. DEFINITIONS. The following terms shall have the following meanings for purposes of this Agreement:

         1.1   Allen. "Alien" shall mean Allen D. Allen.


         1.2 Amerimmune. "Amerimmune" shall mean Amerimmune, Inc., a Colorado corporation which is a wholly owned subsidiary of API.

         1.3 API. "API" shall mean Amerimmune Pharmaceuticals, Inc., a Colorado corporation.

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         1.4   Confidential Information.  "Confidential Information" shall' mean
(i) the Know How and the Trade Secrets, as defined in Exhibit A attached hereto, and (ii) all confidential information or trade secrets of, on the one hand, Amerimmune or its affiliates, including without limitation API, and, on the other hand, Inventor or its affiliates, disclosed orally, in writing or otherwise by one party, to the other party, or to their respective affiliates, officers, agents or employees. In order to be included in "Confidential Information" pursuant to (ii) in the preceding sentence, the disclosing party must mark written disclosures as "Confidential" or must give written notice identifying the Confidential Information within five (5) business days after the
disclosure.   "Confidential   Information"   shall  not  be  deemed  to  include
information that is publicly known or that becomes publicly known through no fault of Inventor (with repect to Amerimmune's Confidential Information), or
through  no  fault  of   Amerimmune   (with  respect   Inventor's   Confidential
Information).

         1.5 Inventor. "Inventor" shall mean Allen and CytoDyn of New Mexico, Inc., a New Mexico corporation, individually and collectively.

         1.6   License.  "License shall mean the  license  granted  pursuant  to
Section 2.1 hereof.

         1.7 License Condition: "License Condition" shall mean that Inventor's transfer of rights to the Technology and the Marks to 3R is held by a court or arbitrator of competent jurisdiction, or by agreement between Inventor and 3R, to have been ineffective, invalid or in any manner inoperative, or the rights in and to the Technology and the Marks otherwise revert to or are acquired by Inventor.

         1.8 Licensed Products. *Licensed Products" shall mean all products and/or services that (i) are developed, manufactured, marketed, distributed, imported and/or sold by Amerimmune or its successors, assigns and/or subtlicensees, in connection with the Marks, and/or (ii) incorporate or utilize or are manufactured using any of the Technology.

         1.9 Loan Agreement. "Loan Agreement" shall mean the Amendment to Loan Documents of even date herewith between Amerimmune and Allen attached hereto as Exhibit B.

         1.10 Marks. "Marks" shall mean all worldwide rights in and to the marks CYTODYN and CYTOLIN and all goodwill appurtenant thereto and all present and future U.S. and foreign registrations and applications for registration thereof, any corporate names and trade names for terms similar to CYTODYN and CYTOLIN, and the domain name registration for CYTOLIN.

         1.11 Technology. "Technology" shall have the meaning set forth on Exhibit A attached hereto.

         1.12 Term. "Term" shall mean the period set forth in Section II hereof.

         1.13 3R. "3R" shall mean Three R Associates, Inc., a California corporation.

         1.14 3R License Agreement. "3R License Agreement" shall mean that certain Patent and Trademark License Agreement dated October Z8, 1998 between 3R and Amerimmune.

2.       LICENSE OF RIGHTS TO MARK AND TECHNOLOGY
-------------------------------------------------

         2.1 License. In the event that the License Condition is satisfied, Inventor shall be deemed to have granted to Amerimmune, and Amerimmune shall be deemed to have accepted, an irrevocable (subject to the terms of this Agreement), exclusive, worldwide right, license and privilege (including the right to sublicense subject to the terms, of this Agreement) to use the Marks and the Technology (as now owned or hereafter acquired by Inventor or Inventor's successors or assigns) during the Term in connection with the development, manufacture, use, marketing, distribution, import, offer for sale and/or sale of Licensed Products. Except as otherwise set forth herein, the foregoing license shall be exclusive even with respect to Inventor, and Amerimmune shall have the right to use such names and marks, including without limitation the Marks, in connection with labeling, packaging and advertising the Licensed Products, as Amerimmune shall determine in its sole discretion; but (i) nothing contained herein shall be construed to require CytoDyn to change its corporate name or to prevent CytoDyn from utilizing "CytoDyn" as its corporate name or as an Internet domain name, and (ii) neither Amerimmune nor Inventor shall use "cytolin" in whole or part as an active Internet domain name, but either may use the term "CYTOLIN" in articles and discussions appearing at their respective web sites. Amerimmune may use Allen's name and bibliography and biography (as permitted by law) in promoting Licensed Products, but shall take reasonable steps to ensure that any such uses preserve Allen's good reputation.

         2.2 Further Assurances: Cooperation.

                  (a) Notification. Inventor shall immediately notify Amerimmune in writing in the event of the (i) transfer or reversion of any of the Technology or Marks to, or the acquisition of any of the Technology or Marks by Inventor or any affiliate of Inventor, or (ii) acquisition by Inventor or any affiliate of Inventor from 3R of any capital stock or any proxy (including without limitation a return of any proxy previously granted to 3R) or other right to vote the stock of API and/or Amerimmune.

                  (b) Cooperation. Inventor shall execute such documents and instruments as' Amerimmune shall reasonably request from time to time to the license herein granted, and may cause such documents or instruments, to be recorded in the records of the United States Patent and Trademark Office ("PTO") and such other offices as Amerimmune shall deem appropriate.

                  (c) Documentation. Frin time to time following execution of this Agreement, Inventor shall furnish to Amerimmune all information and documents regarding the Technology and the Marks, including without limitation research and development reports and all other data relating to the Technology, as shall be reasonably requested by Amerimmune.

         2.3 Patent Marking. Amerimmune shall mark all Licensed Prodcuts or the packaging for such Licensed Products with patent numbers in accordance with statutory requirements and prudent practice pursuant to industry standards and, pending the issue of any patents covering the

Licenced Products, shall cause the term "Patent Pending" to appear on such Licensed Products or the packaging for such Licensed Products.

         2.4 Protection of Rights

                  (a)  Prosecution.  Amerimmune  may apply for  patent and trade mark protection for the Techwfogy and the Marks in the name of Inventor in all countries of the world, or Inventor shall file such applications in Inventor's name as Amerimmune shall reasonably request; all of which shall be subject to the License, using counsel of Amerimmune choice. Inventor shall diligently prosecute and maintain or, at Amerimmune's election, shall cooperate with
Amerimmune in prosecuting and maintaining all such, patent and- trademark applications, patents and trademark registrations, using counsel of Amerimmune's choice. Inventor shall execute all papers, documents, and instruments necessary to enable Amerimmune to cause to be prepared, filed and prosecuted, such applications for letters patent and trademark registration in such countries of the world as Amerimmune shall, in its sole discretion, determine is advisable. Notwithstanding anything else contained in this Agreement, neither Amerimmune/API nor a patent or trademark attorney or agent used by Amerimmune/API pursuant to this Agreement shall have power of attorney to assign, transfer, sell or register the patents or Marks owned by or applied for in the name of Inventor. The patent attorney used by Amerimmune pursuant to this paragraph shall possess the specialized qualifications enumerated in Exhibit F.

                  (b) Notices. Throughout the Term, Inventor shall promptly notify Amerimmune in writing of all patent and trademark applications, patents, and trademark registrations with respect to any of the Marks or the Technology that are being prosecuted or maintained by Inventor, and all changes of status of any such patent, applications or registrations, accompanied by complete and accurate copies of all documents pertaining thereto. Within a reasonable period of time before deadlines of or due dates relating to any such patent and trademark applications, patents and trademark, Inventor shall provide Amerimmune with copies of all relevant documentation so that Amerimmune may be informed and apprised of the continuing prosecution and maintenance, and provide substantive comment and input thereon. In the event that Amerimmune from time to bale during the Term provides directions to Inventor in connection with prosecution and maintenance of such patent and trademark applications, patents and trademark registrations, Inventor shall comply with the directions given by Amerimmune, provided such directions are reasonable.

                  (c) Reimbursement. Amerimmune shall directly pay or shall reimburse Inventor for all fees and costs (including but not limited to attorneys', engineering and drafting fees) that are authorized in advance by Amerimmune for preparing, filing, prosecuting and maintaining the patent and trademark applications, patent and trademark registrations covering the Technology and the Marks. Inventor shall provide Amerimmune with documentation to support these costs upon request of Amerimmune. Inventor shall provide periodic statements to Amerimmune showing the amount to be reimbursed to Inventor under the provisions of this Section 2.4(d), Payment to Inventor shall be due within thirty (30) days of the date of these statements. If Amerimmune does not reimburse Inventor or notify Inventor in writing of a good faith dispute over the amount required to be reimbursed within thirty (30) days of receipt of a statement from Inventor, Inventor shall have the right to give Written Notice pursuant to Section 11.2 hereof to terminate the License with respect to such patent or trademark application, patent or trademark registration for which reimbursement has not been paid.



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

3.       CONSIDERATION
         -------------

         In consideration for entering into this Agreement, Amerimmune has agreed to advance an additional $50,000 to Inventor pursuant to the terms of the Loan Agreement. In addition, as consideration for the License, upon Inventor's delivery to Amerimmune of evidence satisfactory to Amerimmune that (i) the License Condition has been satisfied with respect to all of the Technology and the Marks, and that (ii) Amerimmune's obligations under the 3R License Agreement have terminated, Amerimmune agrees to continue to pay to Inventor directly the consideration provided for in Section 4(b) of th 3R License Agreement and
Section 2 of Letter Agreement dated August 1, 1998 (which Section, together with the definitions for "Inventor" and "Licensee" from the 3R License Agreement and Letter Agreement, both attached hereto as Exhibit C and are herein incorporated by reference) and to take such other actions as are provided for in Exhibit D attached hereto.

4.       SURRENDER OF STOCK
         ------------------

         In the event that Inventor hereafter directly or indirectly acquires, purchases (other than bona fide cash purchases of API common stock in the open market at prevailing market prices), is awarded or otherwise receives from 3R, the current stockholders of 3R, or their respective affiliates or successors in interest any shares of capital stock of API and/or Amerimmune, Inventor shall immediately for no additional consideration surrender to API and/or Amerimmune, as applicable all such shares of capital stock of API and/or Amerimmune for return to treasury stock.

5.       CONFIDENTIALITY

         Each  of  Amerimmune   and  Inventor  shall  regard  and  preserve  the
Confidential Information of the other party as secret and confidential, and shall not publish or disclose any Confidential Information in any manner without the prior written consent of the other party. Each of Amerimmune and Inventor shall use the same level of care to prevent disclosure of the other party's Confidential Information that it exercises in protecting its own Confidential Information and shall in any event take all reasonable precautions to prevent the disclosure of Confidential Information to any third party. Except as otherise provided herein, before disclosing Confidential Information to a third palsy ("Recipient"), the disclosing party shall obtain a written commitment from the Recipient to observe the confidentiality provisions of this Section 5. Each party acknowledges and agrees that, in addition to any other available rights or remedies, a disclosing party shall be entitled to specific performance, injunctive relief and any other equitable remedy for the breach or default or threatened breach or default of this Section 5 and waives any defense that a remedy at law or damages is adequate. In addition to the confidentiality provisians described above, Inventor agrees to be bound by the confidentiality provisions contained in Exhibit G attached hereto. Neither party shall publicize the terms of this Agreement without the prior written consent of the other party (except as required in connection with any legal proceeding or arbitration, as required by law, or to the extent reasonably required in connection with any merger, acquisition, reorganization, capital or financing transaction), but each party shall have the right to publicize the existence of this Agreement. Inventor shall have the right to publish the results of any studies and/or trials in connection with the Technology that confirms (as opposed to that contradicts) information or study results already in the public domain.


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

6.       QUALITY CONTROL
         ---------------

         Amerimmune agrees to maintain reasonable quality standards common in the industry for the Licensed Products to be distributed or sold by Amerimmune in connection with any of the Marks or. Technology, and Amerimmune agrees to manufacture or have manufactured such Licensed Products in accordance with such standards. Inventor or its designated representatives shall have the right to inspect the materials, manufacturing sites and processes employed by Amerimmune in connection with, and samples of, such Licensed Products to assure that Inventor that such quality standards are being complied with. Any such inspection shall be preceded by at least two (2) full business days' advance written notice, and shall be at Inventor's sole cost and expense.

7.       IMPROVEMENTS
         ------------

         Amerimmune shall have the right to improve through its own research and development. All such improvements that do not infringe the claims of the Patents shall be the property of Amerimmune, and improvements that infringe the claims of the Patents shall be the property of Inventor, but still be subject to the License. Amerimmune and Inventor promptly notify the other of improvements to the Technolgy which either party shall invent, create, develop or acquire during the Term.

8.       REPRESENTATIONS, WARRANTIES AND COVENANTS

                  8.1 Authority. Each party represents and warrants to the other party that (i) this Agreement has been duly authorized, executed and delivered by it and that this Agreement is binding obligation of it, enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally, and to general equitable principles, and
(ii) such party's performance under this Agreement will not violate any agreement with any third party or any federal, state or local law or regulation.

                  8.2 Title; Validity; Infringment. Inventor represents, warrants and covenants to Amerimmune that: (i) Investor is the sole inventor of the inventions included in the Technology; (ii) except for rights claimed by 3R, Iventor is the sole owner of all right, title and interest interest in and to the Technology and the Marks; (iii) Inventor has not done or omitted any act , nor shall Inventor do or omit any act, which would impair the validity of the Technology or the Marks or any part thereof or Inventor's ability to effect the transactions contemplated by this Agreement; (iv) all of the statements, declarations and claims made in any application for letters patent included in the Technology are true, and correct in all respects and Inventor knows of no prior art not disclosed is such applications; (v) except for rights claimed by 3R, Inventor has the sole right and full power to license the Technology and the Marks to Amerimmune, and no consent of any other party is necessary or appropriate to the consummation of the transactions contemplated to be performed by Inventor under this Agreement; (vi) with the exception of rights assigned by Inventor to 3R and licenses that have heretofore, been terminated in accordance with their terms, Inventor has not granted, nor prior to or during the Term shall Inventor grant, any interest in or to the Technology or the Marks by way of assignment, license, encumbrance, obligation, agreement, security interest, lien, option or otherwise to any third party; (vii) to the best knowledge of Inventor and its officers and director, the Technology and the Marks, and Amerimmune's exploration of the right licensed thereto pursuant to this Agreement, does not and will not infringe any valid patent, trade secret, copyright, trademark of other proprietary right of any thrid party; and (viii) Inventor and its officers and directors are mot aware of any present or potential third party infringement of the Technology or the Marks, except as set forth on Exhibit E attached hereto.

         8.3 Certain Representations, Warranties and Covenants of Amerimmune. Amerimmune represents, warrants and covenants to Inventor that: (i) Amerimmune has not done or omitted any act, nor shall Amerimmune do or omit any act, which would impair the validity of the Technology or any part thereof or Amerimmune's ability to effect the transactions contemplated by this Agreement; (ii) Amerimmune has not sublicensed any interest in or to the Technoly or the Marks to any third party, and (iii) Amerimmune and its officers and directors are not aware of any present or potential third party infringement of the Technology.


         8.4 Acknowledgment by Amerimmune. Amerimmune acknowledges that Inventor has advised Amerimmune that a License from Coulter Immunology, Inc. may be required for Amerimmune to manufacture S6F2 Antibodies.

9.       INFRINGEMENT

         9.1 Third Party Infringement. If Inventor learns of facts that it concludes may constitute an infringement of any of the Technology or the Marks by any third party, Inventor shall promptly notify Amerimmune in writing, setting forth such facts and the basis for its conclusion, and include with such notice any other reasonably available evidence in support thereof.

                  (a) Substantial Infringements. Ameriimmune shall take appropriate action at Amerimmune's expense against "Substantial Infringements" of the Technology or the Marks ("including without limitation filing a lawsuit or arbitration against such third party infringer, if necessary). For purposes hereof, a "Substantial Infringement" shall be an infringement of Technology or Marks (i) where failure by Amerimmune to take appropriate action against such infringement would result in partial or total loss or abandonment of rights to the infringed Technology and/or Marks, or (ii) if the infringement has resulted in more more than a 25% reductions in sales of Licenced Products in any country after introduction into the market in such country of the infringing product. Unless Inventor agrees otherise in writing, Amerimmune's failure to commence appropriate action against a Substantial Infringement within thirty (30) days after learning or receiving written notice of such infriingement shall result in the termination of the License in such country with respect to the Marks (if one of the Marks is the subject of the such Substantial Infringement) or the infringed Technology.

                  (b) Other Infringements. Amerimmune shall have the right, but not thr obligation, at Amerimmune's expense to take such action against infringements other than Substantial o Infringements as Amerimmune deems appropriate. If Amerimmune declines to take action (i.e. send demand letter, file lawsuit) against an infringer within thirty (30) days of receipt of notice thereof from Inventor, Inventor shall have the right to take action against such infringer upon giving at least fifteen (15) days prior written notice. Amerimmune shall have the right to participate in such action, at Amerimmune's expense. Inventor shall not settle any action against a third party infringer of the Technology or the Marks without Amerimmune's prior written consent, which consent shall not be unreasonably withheld.

                  (c) Recovery. Amerimmune shall be entitled to any monetary award, judgment or settlement resulting from action brought or taken by Amerimmune against a third party infringer. Inventor shall be entitled to any monetary award, judgment or settlement resulting from action brought or taken by Inventor against a third party infringer. Any monetary award, judgment or settlement resulting from action brought or taken jointly by Amerimmune and Inventor shall be divided between Amerimmune and Inventor pari passu based on each party's financial contribution towards such result.

         9.2 Nominal Plaintiff: If any infringement action, suit or proceeding is brought hereunder by Amerimmune to enforce any rights in the Technology or the Marks, Inventor shall upon request and at the expense of Amerimmune, cooperate with Amerimmune and be named, joined and participate therein as a nominal plaintiff.

10.      INDEMNIFICATION
         ---------------

         10.1 Inventor Indemnification. Inventor shall infemnify, harmless and defend Amerimmune and its officers, directors, employees, representatives and agents; from and against any and all claims, demands. lawsuits, actions, proceedings, liabilities, losses, damages, fees, costs and expenses (including without limitation attorneys' fees and costs of investigation and experts) resulting from or arising out of (i) any breach by Inventor of this Agreement, including without limitation any breach of the representations, warranties and covenants of Inventor hereunder, (ii) any claim by 3R or any other party that this Agreement represents as interference with a contractual relationship or otherwise violates such party's rigts, or (iii) any claim that Amerimmune's exploitation of any rights in the Technology and the Marks herein licensed infringes or voilates any patent, copyright, trademark or other right of any third party unless any such infringement or violation is due to actions or inactions by Amerimmune other than by reason of Amerimmune's exercise of its rights licensed pursuant to this Agreement; but Amerimmune shall not be entitled to indemnification hereunder for infringement exclusively resuling from Amerimmune's improvements to the Technology.

         10.2  Amerimmune  Indemnification.  Amerimmune  shall  indemnify,  hold harmless and defend Inventor and its officers, directors; employees, representatives and agents, from and against any and all claims, demands, lawsuits, actions, proceedings, liabilities, losses, damages, fees, costs and expenses (including without limitation attorneys' fees and costs of investigation and experts) resulting from or arising out of (i) any breach by Amerimmune of this Agreement, including without limitation any breach of the representations, warranties and covenants of Amerimmune hereunder, and (ii) the use of the Licensed Products (including without limitations any product liability claims) and/or the development, manufacture, marketing, distribution and/or sale by Amerimmune of the Licensed


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

Products (except for infringement claims covered by Section 10.1(iii) above) In addition, Amerimmune shall require any sublicensee to agree to indemnify Inventor from and against all product liability claims by persons purchasing Licensed Products from such sublicensee and/or its agent of distributors.

11.      TERM.

         11.1 Term.  The term of the License  shall  commence as of the later of
(i) the date first above written, or (ii) the date that the License Condition is satisfied; and shall terminate (i) with respect to the Patents or any other patents covered by this Agreement, upon the expiration of the last to expire of such Patents or patents; (ii) with respect to the Know-how and Trade Secrets, and any improvements thereto, and the Marks, upon termination of this Agreement as provided in Section 11.2 below; it being the intent of the parties that, absent such termination, the license with respect to such Know-how, Trade Secrets, and any improvements thereto, and Marks shall be in perpetuity.


         11.2 Termination. Inventor may terminate the License for a material breach of this Agreement by Amerimmune by delivering written notice to Amerimmune setting forth that Amerimmune is in material breach of this Agreement and specific statement of such material breach or breaches (the "Written Notic"). The License will terminate (A) 30 days after the receipt of the Written Notice (i) if material breaches capable of being corrected within such 30 days have not been corrected, or (ii) for material breaches not capable of being corrected within 30 days of receipt of the Written Notice, if correction of such breach is not commenced within such 30, days and prosecuted reasonably diligently therafter, and (B) immediately upon receipt of the Written Notice in the case of material breaches incapable of being corrected.

         11.3 Effect of Termination. Upon termination of the License, Amerimmune shall transfer to Inventor all rights which Amerimmune may have, if any, to the Technology and the Marks, and all rights to any sublicenses may have been granted pursuant to terms hereof.

12.      NOTICE

         Any notice or other communication hereunder must be gives in writing and either (i) delivered in person, (ii) transmitted by telex, facsimile or telecopy mechanism provided that any notice so given is also mailed as provided hereiin, (iii) delivered by Federal Express or similar commercial delivery service or (iv) mialed by certified mail, postage prepaid, return receipt requested, to the party to which such notice or communication is to be given at the adress set forth on the signature page of this Agreement or to such other address or to such other person as either party shall have last designated by such notice to the other party. Each such notice or other communciation shall be effective (i) if given telex, facsimile or telecopy mechanism, when transmitted,
(ii) if given by mail, two (2) days after such communication is deposited in the mails and addressed as aforesaid, (iii) if given by Federal Express of similar commercial delivery service one (1) business day after such communications is deposited with such service and addressed as aforesaid, and (iv) if given by any other means, when acutally delivered at such address.

13.      DISPUTE RESOLUTION BY REFEREE
         -----------------------------

         Amerimmune and Inventor agree to waive the right to a jury trial and to submit any disagreement or controversy arising under or relating to this Agreement or subjet matter hereof for resolution by a trial on Order of Reference. Such trial shall be conducted by a retired judge of justice having expertise in commerical disputes and who is acceptable to both parties. The retired judge or justice shall be appointed pursuant to the provisions of California Code of Civil Procedure ss.638(1) or any amendment, addition or successor section thereto. If the parties are unable to agree upon a retired judge or justice panel to act as referee, then upon petition by either party to the presiding judge of the Superior Court of the State of California for the County of Los-Angeles, Central District for such other judge as the presiding judge may designate for such purpose), such shall in his or her sole discretion select one retired judge or justice who shall serve as the referee. Such referee shall hear the dispute or controversy until the final determination thereof pursuant to Article VI, Section 21 it of the California Constitution, Section 638 of the California Code of Civil Procedure, and Rule 244.1(a) of the California Rules of Court. The referee shall conduct such reference proceeding, including making orders relating to discovery to take place in connection therewith, so that the period of time from such referee's appointment until the reference proceeding is concluded is no longer than six (6) months (such period is directory only and a failure to conclude such proceeding within such period shall result in a loss of jurisdiction by the referee). The referee's award shall be in writing and shall include a statement of decision, in accordance with Section 1632 of the California Code Civil Procedure. The parties shall pay in advance to the referee, the estimated reasonable fees and costs of the reference as may be specified in advance by the referee. The parties shall share equally, by paying their proportionate amount, the fees of the reference. The parties intend this general reference agreement to be specifically enforceable.


14.      GOVERNING LAW
         -------------

         This Agreement and the legal relations the parties shall be governed by and construed in accordance with the laws of the State of California, except where such are governed exclusively by federal law.

15.      RELATIONSHIP
         ------------

         Each party shall conduct all business in its own name as an independent contractor. No joint venture, partnership, employment agency or similar management is created between parties. Neither party has the right or power to act for or on behalf of the other in any respect, to pledge its credit, to accept any service of process upon it, or to receive any notices of any nature whatsoever on its behalf.

16.      SEVERABILTY
         -----------

         If any provision of this Agreement is determined to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction then, to that extent and within the jurisdiction in which it is illegal, invalid or unenforceable, it shall be limited, construed or severed and deleted from this Agreement, and the remaining extent and/or remaining portions hereof shall survive, remain in full force and effect and continue to be binding and shall not be affected except insofar as may be necessary to make sense hereof, and shall be interpreted to give effect to the intention of the parties insofar as that is possible.

17.      BREACH: REMEDIES
         ----------------

         In the event of a breach of this Agreement, the non-breaching party shall be entitled to exercise any right or remedy available to it hereunder, at law or in equity, indluing without limitation -- specific enforcement of the terms hereof. The exercise of any right or remedy available to a party shall not preclude the concurrent or subsequential exercise by it of any other right or remedy and all rights remedies shall be cumulative.

18.      ENTIRE AGREEMENT
         ----------------

         This Agreement (including Exhibits A-G attached hereto which are incorporated by this reference) contains the entire agreement between the parties with respect to the subject MATTER hereof and supersedes all previOus negotiations, agreements, arrangements and understandings with respect to the subject matter hereof.

19.      INTERPRETATION
         --------------

         The normal rule of construction that an agreement shall be interpreted against the drafting party shall not apply. In this Agreement, wherever the context so requires, the masculine, feminine or neuter gender, and the singular or plural number or tense, shall include the others.

20.      AMENDMENT AND WAIVER
         --------------------

         Neither this Agreement nor any of its provisions may be amended, modified or waived except in a writing duly executed by an authorized officer of the party to be bound thereby.

21.      SUCCESSORS AND ASSIGNS
         ----------------------

         This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective legal representatives, successors and assigns.

22.      COUNTERPARTS

         This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and such counterparts together shall constitute the agreement.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year above written.

 /s/ Allen D. Allen                    Amerimmune, Inc.
-------------------------------        21550 Oxnard Street, Suite 830
Allen D. Allen                         Woodland Hills, California 91367
4236 Londgridge Avenue #302            Facsimile:(310)768-2026
Studio City, California  91604
Facsimile:____________________         BY:  /s/ Rex H. Lewis
                                          ----------------------
                                       Name: Rex H. Lewis


Facsimile:____________________         Consent of spouse of Allen D. Allen
                                       The unersigned, who is the wife of Allen
                                       D. Allen, consents to the terms of the
Name _________________________         foregoing Agreement.
Title:________________________

                                    EXHIBIT A

                                   TECHNOLOGY

"Technology" shall mean the Patents, Patent Rights, Know-hoe, Products and Trade Secrets, as such terms are hereafter defined, existing upon commencement of the Term (as such term is defined in the Agreement), together with any improvements to any of the foregoing invented, created, developed or acquired by Inventor during the Term.

The "Patents" shall mean all right, title and interest in the inventions, processes and improvements described and claimed in United States Patent No. 5,424,066 entitled METHOD FOR INCREASING CD4+ CELL NUMBERS THROUGH THE USE OF MONOCLONAL ANTIBODIES DIRECTED AGAINST SELF-REACTIVE, CD4 SPECIFIC CYTOTOXIC T-CELLS issued June 13, 1995 and United States Patent No. 5,651,970 entitled INHIBITING DISEASE ASSOCIATED WITH THE HUMAN IMMUNODEFICIENCY VIRUS THROUGH THE USE OF MONOCLONAL ANTIBODIES DIRECTED AGAINST ANTI-SELF CYTOTOXIC T-LYMPHOCYTES OR THEIR LYTICS, issued July 29, 1997.

The "Patent Rights" shall mean foreign patent applications corresponding to the Pantents, together . with any U.S. or foreign continuations, divisional or continuation-in-part applications and all other applications relating in any way to the subject matter described, in the Patents and any letters patent related thereto as well as reissue and/or re-examine patents issuing thereon, and shall include without limitaion pending U.S. patent application nos. 08/940,22 7 (METHOD FOR TREATING DISEASE INCLUDING MOLLUSCUM CONTAGIOSUM ASSOCIATED WITH THE HUMAN IMMUNDODEFICIENCY VIRUS THROUGH THE USE OF MONOCLONAL ANTIBODIES) and 08/940,228 (TREATMENT OF HIV INFECTION (sic) BY INFUSING A DOSE OF SELECTED MONOCLONAL ANTIBODIES THAT INHIBIT PRODUCTION OF LYMPHOCYTE- ASSOCIATED MOLECULE
(sic) 1(LFA-1) ON CD8 CELLS).

"Know-how" shall mean all know-how, intellectual property, technical expertise, inventions, information, improvements, computer programs, algorithms, data, discoveries, ideas, and concepts, whether or not patentable or copyrightable, including but not limited to medical, clinical, pharmaceutical, pharmacological, topological, toxicological or other scientific data (including without limitation preclinical and clinical data, notes, reports, models and samples), unique methods, processes, techniques, designs, formulas, configurations of any kind, computer graphics, apparatus products, devices, software, specifications, drawings and all testing, assaying and analysis methodologies in any manner pertaining or relating to, resulting from or useful in connection with the Patents or Patent Rights.

"Products" shall mean all product that embody or make use of all or any part of the Patents or Patent Rights Know-how.

"Trade Secrets" shall mean all documents and information in any form that have been originated by, are peculiarly within the knowledge of or are proprietary to Inventor in whole or in part, and are subject to protection under recognized legal principles as trade secrets or otherwise pertaining or relating to, resulting from or useful in connection with the design, manufacture, installation, sales, marketing, administration, use, repair or operation of products, processes or services pertaining or relating to, resulting from useful in connection with the Patents or Patent Rights or Know-how or Products.

                                                                        ORIGINAL
-----------------------------------------------------------------------------
                               FOR COURT USE ONLY

                                     VENTURA
                                 SUPERIOR COURTS
                                      F1LED

                                   OCT 04 2004

                               MICHAEL D. PLANEY
                           Executive Officer and Clerk

                      BY:_________________________, Deputy

--------------------------------------------------------------------------------
ATTORNEY OR PARTY WITHOUT ATTORNEY  (Name, state and bar number and address):
THOMAS C. MUNDELL, #99081
MARSHALL L. BRUBACHER, #199100
MUNDELL, ODLUM & HAWS, LLP
2829 Townsgate Rd., Ste. 320, Westlake Village, CA 91361
    TELEPHONE NO: (805)446-2221 FAX NO (Optional): (805)446-2251
E-MAIL ADDRESS (Optional):
    ATTORNEY FOR (Name): Plaintiffs Cytodyn, Inc. and Allen D. Allen
--------------------------------------------------------------------------------
SUPERIOR COURT OF CALIFORNIA, COUNTY OF Ventura
      STREET ADDRESS: 3855-F Alamo Street
     MAILING ADDRESS: P.O. Box 1200
   CITY AND ZIP CODE: Simi Valley 93062-1200
         BRANCH NAME: East County Division
           PLAINTIFF: Cytodyn, Inc. , et al.

           DEFENDANT: Amerimmune, Inc., .et al.
--------------------------------------------------------------------------------
                  JUDGMENT                                      CASE NUMBER:
[ ] By Clerk   [X] By Default       [ ] After Court Trial
[ ] By Court   [ ]  On Stipulation  [ ] Defendent Did Not         SC039250
                                        Appear at Trial
--------------------------------------------------------------------------------
                                    JUDGMENT

1. [X]    BY DEFAULT
          a. Defendant was properly served with a COPY of the summons and complaint.
          b. Defendant failed to answer the complaint or appear and defend the action within the time allowed by law.
          c. Defendant's default was entered by the clerk upon plaintiff's application.

          d.   [ ]  Clerk's Judgment (Code Civ. Proc.,ss.585(a)).  Defendant was
                    sued only on a contract or judgment of a court of this state for the recovery of money
          e.   [X]  Court  Judgment  (Code  Civ.  Proc.,ss.585(b)).   The  court
                    considered
                    (1) [ ] plaintiff's testimony and other evidence
                    (2) [X] plaintiffs written declaration
                            (Code Civ. Proc.,ss.585(a)).

2. [ ]    ON STIPULATION
          a. Plaintiff and defendant agreed (stipulated) that a judgment be entered in this case. The court approved the stipulated judgment and
          b.   [ ] the signed written stipulation was filed in the case.
          c.   [ ] The stipulation was stated in open court.
               [ ] the stipulation was stated on the record.


3. [ ] AFTER COURT TRIAL. The jury was waived. The court considered the evidence.

          a.   The case was tried on (date and time):
               before (name of judicial officer):
          b.   Appearances by:

               [ ] Plaintiff (name each);  [ ] Plaintiff's attorney (name each);

                   (1)                         (1)

                   (2)                         (2)

               [ ] Continued on Attachment 3b:

               [ ] Defendant (name each):  [ ] Defendant's attorney (name each):

                   (1)                         (1)

                   (2)                         (2)

               [ ] Continued On Attachment 3b:


          c. [ ] Defendant did not appear at trial. Defendant was properly served with notice of trial.


          d.   [ ] A statement of decision (Code Civ. Proc., ss 632)
                   [ ] was not                 [ ] was requested.


________________________________________________________________________________
                                    JUDGMENT

------------------------------------------------- ------------------------------
PLAINTIFF:       Cytodyn, Inc., et al.                     CASE NUMBER:

DEFENDANT:       Amerimmune, Inc., et ;a1                    SCO39250
------------------------------------------------- ------------------------------

        JUDGMENT IS ENTERED AS FOLLOWS BY:   [X] THE COURT   [ ]THE CLERK


4. [ ] Stipulated Judgment. Judgment is entered according to the stipulation of the parties.

5. Parties. Judgment is
     a. [X] for plaintiff (name each):  (1) Cytodyn, Inc.; and  [ ] for cross-complainant (name each):
                                        (2) Allen D. Allen


            and against defendant (names):                          and against cross-defendant (name each):
            (1) Amerimmune, Inc.; and
            (2) Amerimmune Pharmaceuticals, Inc.
              [ ] Continued on Attachment 5a.                   [ ] Continued on Attachment 5c.

     b. [ ] for defendant (name each):                       d. [ ] for cross-defendant (name each):


6. Amount:

     a.   [X] Defendant named in item 3a above must          c. [ ] Cross-defendant named in item 5c above must pay
              pay plaintiff on the complaint:                       cross-complained on the cross-complaint:


------------------------------- ------------    ------------------------------- ------------
(1) [ ] Damages                 $               (1) [ ] Damages                 $

(2) [ ] Prejudgment             $               (2) [ ] Prejudgment             $
        interest at the                                 interest at the
        annual rate of       %                          annual rate of       %

(3) [X] Attorney fees           $22,372.54      (3) [ ] Attorney fees           $

(4) [X] Costs                   $   569.50      (4) [ ] Costs                   $

(5) [ ] Other (specify)         $               (5) [ ] Other (specify)         $
------------------------------- ------------    ------------------------------- ------------
(6)           TOTAL             $22,942.04      (6)           TOTAL             $
------------------------------- ------------    ------------------------------- ------------


          b. [ ] Plaintiff to receive nothing from           d. [ ] Cross complainant to receive nothing from
                 defendant named in item 5.                         cross-defendant named in item 5d.

                 [ ] Defendant named in item 5b to                  [ ] Cross-defendant named in item 5d to
                     recover costs $                                    recover costs $

                     [ ] and attorney fees $                        [ ] and attorney fees $


7. [X] Other (specify): SEE ATTACHED


Date:  October 4, 2004         [X] ______________________________________
                                              JUDICIAL OFFICER

Date:                          [ ] Clerk, by____________________________, Deputy


--------------------------------------------------------------------------------
                         CLERK'S CERTIFICATE (Optional)

     I certify that this is a true copy of the original judgment on file in the court.

Date:

                                   Clerk, by____________________________, Deputy

________________________________________________________________________________
                                    JUDGMENT

--------------------------------------------------------------- ----------------
SHORT TITLE Cytodyn, Inc., et at. v. Amerimmune, Inc., et al       CASE NUMBER:
                                                                    SC 039250
--------------------------------------------------------------- ----------------

                                   ATTACHMENT 7

IT IS ADJUDGED AND DECREED that (1) the license and assignment of plaintiffs' technology to defendants Amerimmune, Inc. and Amerimmune Pharmaceuticals Inc. (collectively "Defendants"), pursuant to the Conditional License Agreement dated February 24, 2000 ("CLA"), terminated no later than September 12, 2001; and (2) by reason thereof, plaintiffs are, and have been since at least that date, the owners of the technoloy licensed and assigned, pursuant to CLA, including, but not limited to, Allen D. Allen's patents (i.e., U.S. Patents Nos. 5,424,066 and 5,651,970) and the investigational new drug application BB-IND #6485, free from any claims by Defendants














(Required for verified pleading) The items on this page stated on information and belief are (specify item numbers, not line numbers):

This page may be used with any Judicial Council form or any other paper filed with the court.

THOMAS C. MUNDELL, #99081
MARSHALL L. BRUBACHER, #199100
MUNDELL, ODLUM & HAWS, LLP
2829 Townsgate Road, Suite 320
Westlake Village, CA 91361
Telephone: (805)446-2221
Facsimile (805)446-2251

Attorneys for Plaintiffs
Cytodyn, Inc. and Allen D. Allen

                    SUPERIOR COURT OF THE STATE OF CALIFORNIA

                               COUNTY OF VENTURA

CYTODYN, INC., a corporation; and    )   CASE NO. SC039250
ALLEN D. ALLEN, an individual        )
                                     )   PLAINTIFFS' EX PARTE APPLICATION FOR AN
           Plaintiffs,               )   ORDER ALLOWING SERVICE ON DEFENDANTS BY
                                     )   PERSONAL DELIVERY OF COPIES OF THE
       vs.                           )   PROCESS AND THE ORDER GRANTING THIS
                                     )   APPLICATION TO THE SECRETARY OF STATE;
AMERIMMUNE, INC., a corporation, and )   DECLARATIONS IN SUPPORT THEREOF;
AMERIMMUNE PHARMACEUTICALS, INC.,    )   EXHIBITS THERETO
a corporation; and DOES 1-100,       )
inclusive                            )   Dept.: S-5
                                     )   Judge: Thomas Hutchins
           Defendants.               )


         As described below, plaintiffs Cytodyn, Inc. and Allen D. Allen have diligently attempted to serve defendants Amerimmune, Inc. and Amerimmune Pharmaceuticals,. Inc. wihtout success. Plaintiffs request that this Court issue an order permitting plaintiffs to serve defendants by delivering copies of the process and this court's order granting this this application to the California Secretary of State.

                                       I

                                     FACTS
                                     -----

A.       Plaintiffs Diligent Efforts to Serve Process, on Defendant Amerimmune
         ---------------------------------------------------------------------

         Defendant   Amerimmune  is  a  wholly  owned  subsidiary  of  defendant
Amerimmune

Pharmaceuticals, Ins. ("API"). Defendant Amerimmune is a Colorado corporation that is registered to do business in California. [Brubacher Declaration 17, Exhibit B]

         In the annual statement information defendant Amerimmune filed with the Secretary of State, it identified its agent for service of process as Wellington Ewen at 21550 Oxnard Street, Suite 830 Woodland Hills, California and its mailing address as One Wilshire Boulevard, Los Angeles, California 90017. [Exhibit B]

         Plaintiffs attempted to serve Mr. Ewen at the 21550 Oxnard Street address, but the current resident at that address advised the process server that he did not know Mr. Ewen; that Mr. Ewen had not been at that address for more than a year; and that he did not have any forwarding information for Mr. Ewen. {Brubacher Decalaration 3; Exhibit C]

         Plaintiffs' counsel then obtained an alternative address for Mr. Ewen at 6781 Shearwater Lane, Malibu, California 90265. Plaintiffs attempted to serve Mr. Ewen at this address but were informed that Mr. Ewen did not reside at that address. [Brubacher Declaration 4; Exhibit D]

         Plaintiffs' counsel then learned, via an Internet search, thatMr.Ewen is currently working as the Chief Financial Officer for plaintiff Cytodyn, Inc. [Brubacher Declararion 5] Plaintiffs' counsel telephoned Mr. Ewen to discuss serving a copy of the summons and complaint on him as Amerimmune's designated agent for service of process.[Id.] Mr. Ewen told plaintiffs' counsel that he was surprised that he was still listed as the agent for service of process for Ammerimmune because he has not had any contact with anyone from Amerimmune for many months and did not know how to contact Ammerimmune; that he believed that it was a mistake that Amerimmune had not changed its designated agent for service of process; that he would not know what to do, if served with copies of the summons and complaint, and that he did not wish to accept service on behalf of Amerimmune. [Id.]

         Plaintiffs did not attempt to serve Mr. Ewen because plaintiffs' counsel believed it would be inappropriate to serve defendant Ammerimmune by serving one of plaintiff Cytodyn, Inc.'s own employees who had stated that he did not wish to accept service an behalf of Amerimmune and address would not know what to do with the process  if served.

         Final1y, plaintiffs attempted to serve defendant Amerimmune at its designated mailing address (i.e., the "One Wilshire Boulevard" address). [Brubacher Declaration 6-7] However, the security guard at the One Wilshire Boulevard address stated that the tenant Amerimmune is not a tenant in that building; that he gad never heard of defendant Amerimmune; and that he has no forwarding address for defendant Amcrimmune.[Id.]

         Accordingly,   plaintiffs   have  not  been  able  to  serve  defendant
Amerimmune or its agent for service of process at any of the addresses it designated with the Secretary of State's office.

B.       Plaintiffs' Diligent Efforts to Serve Process on API

         Defendant API (the parent of defendant Amerimmune) is a Colorado corporation has been dissolved. [Brubacher Declaration 9]

         Defendant API is not and has never been registered to do business in California. [Brubacher Declaration 10-11; Exhibit E]

         Plaintiffs' counsel was informed by the Colorado Secretary of State that defendant API had dissolved; tbat all of API's officers have resigned; that it does not have a trustee of its assets or shareho1ders; and that it does not have a registered agent for service of process.[Brubacher Declaration 9]

         Defendant API previously maintained an office at 21550 Oxnard Street, Suite 830 Woodland Hills, CA 91367 (the same address that Amerimmune designated Mr. Ewen). [Al1en Declaration 12] Defendant API does not maintain an office at that address. [Brubacher Declaration 3; Exhibit C]

         Defendamt API a1so previous1y maintained an office at 920 Hampshire Road, Suite A-40, Westlake Village, Catifornia 91361. [Allen Declaration 14] Plaintiffs attempted to serve defendant API at this address but defendant API no longer maintains an offic at this address. [Lipson Declaration 7]

         Plaintiffs' counsel located a possible alternative address at 2030 Main Street, Suite 1300,

         Irvine, California 926l4 and telephone number of (714)734-5000 for defendant API. [Brubacher Declaration 7]

         Plaintiffs' counsel cal1ed (714)734-5OOO and spoke to a man who identified himself as Larry Delaney.[ld.] Mr. Delaney stated that the telephone number correspondend to 2030 Main Street, Suite l300; that defendant API did not maintain an office at that address; that API had dissolved and that all of API's officers had resigned.[ld.]

                                       II

    This Court Should Issue an Order Permitting P1aintiff to Serve Defendant
    ------------------------------------------------------------------------
        by De1ivering Copies of the Process and this Court's Order to the
        -----------------------------------------------------------------
                         California Secretary of State
                         -----------------------------

         California Code of Civil Procedure Section 416.10(d) provides that "a summons may be served by delivering a copy of the summons and of the complaint.....,  [w]hen  authorized  by any  provision  in  Section  2111 of the
Corporations Code."

         California. Corporations Code Sections 21111(1) governs service of process on foreign corporations. Defendants Amerimmune and API are foreign corporations because they were organized under the laws of the State of Colorado. Cal. Corp. Code ss171 (West 2004)

         Section 2111(a) provides as follows:

         "If the agent designated for service of process is a natural person and cannot be found with due diligence at the address stated in the designation..., or if no agent has been designated and if no one of the officers or agents of the corporation specified in section 2110[i.e., any officer of the corporation or its general manager in California] can be found after diligent search and it is so shown by affidavit to the satisfaction of the court, then the court may make an order that the service be made by personal delivery to the Secretary of State or to assistant or deputy secretary of

___________________
         1  All  statutory   references  in  this  application  to  California's
Corporations Code unless otherwise indicated.

         the state of two copies of the process together with two copies of the order, except that if the corporatian to be served has not filed the statement requircd to be filed by Secetion 2105 then only one copy of the process and order need be delivered but the order shall include and set forth and address to which the process shall be sent by the Secretary of State. Service in this manner is deemed complete on the 1Oth day after delivery of the process to the Secretary of State.

Cal. Corp. Code ss2111 (West 2004)

         Defendant Amerimmune designated Mr. Ewen (a natural person) as its agent for service of process. [Exhibit B] As described in detail above, plaintiffs exercised due di1lgence in attempting to 1ocate and serve Mr. Ewen without success. Accordingly, this Court should issue an order that be made on defendant Amerimmune by personal delivery to the Secretary of State or to assistant or deputy secretary of the state of two copies of the process together witb two copies of this Court's order granting this application.

         As for defendant API, it has not designated an agent gor service of process in California. [Brubacher Declaration 10-11 I; Exhibit E]. Plaintiffs cannot 1ocate any its officers or agents because defendant API has dissolved and a1l of its officers and agents have resigned their position. [Brubacher Declaration 8-9]

         Plaintiffs have attempted unsuccessfully to serve defendant API at locations where it previously maintained offices. According1y, the Court should issue an order that the service be made on defendant API by delivering one copy of the process and this Court's order granting this application to the Secretary of State or to assistant or deputy secretary of the state as well as defendant API's last known mai1ing address or 920 Hampshire Road, Suite A-40, Westlake Village, California 91361.

                                      III

             Amerimmune and API Are Subect to This Court Exercising
             ------------------------------------------------------
                         Personal Jurisdiction Over Them
                         -------------------------------

         In addition to the requirements of Section 2111(a) set forth above, plaintiffs must make a factua1 showing via declarations that defendants Amerimmune and API have "sufficient contacts" with California to be subect to this Court exercising personal jurisdiction over them. R. Weil and. J. Brown, California Practice Guide, Civil Procedure Before Trial, ss 4:60 (TRG 2002).

A.       This Court May Exercise Limited Personal  Jurisdiction  Over Defendants
         -----------------------------------------------------------------------
         Amerimmune and API.
         -------------------

         This Court may exercise limited jurisdiction over defendants Amerimmune and API (collectively "Defendants") if (l} Defendants "purposeful1y established" contacts with California; (2) plaintiffs' cause of action is "related to" Defendants' contacts with California; and (3) this Court's exercise of personal jurisdiction comports with "fair play and substantial justice." Burger King Corp. v. Rudzewicz, 471 US 462, 477-478 (1985); Vons Cos., Inc. v. Seabest Foods, Inc. l4 Cal.4th 434, 446 (1996).

         In Safe-Lab, Inc. v. Weinberg, 193 Ca1.App.3d 1050 (1987), the plaintiff sued the defendant for the breach of a marketing representative contract. [Id. at lO52] The defenaant successfu11y moved to quash service of summons on the ground that he lacked the requisite minimum contacts with California to justify its assertion of personal jurisdiction over him. [Id.] The Safe-Lab court reversed the trial court's order quashing service and held as follows:

         "[I}t is clear the California contacts relied on by Safe-Lab are part and parcel of the consulting transaction which gives rise to this litigation. Those contacts are, essentially: (l) [defendant] contracted with a California corporation; (2) he came to California to negotiate that contract; (e) the contract provided that its terms were to be governed by California law; (4) [defendant] made monthly trips to California to consult with the Company; and {5} [five percent] of his marketing activities were directed at California. In our view, these contacts unquestionably give rise to personal jurisdiction over [defendant] as to controversies arising,from the consulting contract with Safe-Lab."

         Similarly, in this action, the California contact which plaintiffs' rely are part and parcel of the Conditional License Agreement ("CLA"} which gave rise to this 1itigation. Specifically, the following California contacts support this Court's exercise of personal jurfisdiction over Defendants:

         1. Defendant Amerimmune entered into the ClA with Cytodyn of New Mexico, Inc. and Allen D. Allen (a California.resident). [Allen Declaration 5, 9; Exhibit A, page 15]

         2. All of the parties preliminary negotiations of the CLA occurred in California. [Allen Declaration 6-8]

         3.       Plaintiffs executed the CLa in California. [Id.]

         4. The CLA provides for the application of California law. [Exhibit A, page 24]

         5. The Amendment to Loan Documents that defendant API entered into with CytoDyn of New Mexico Inc. (plaintiff Cytodybn's predecessor) as part of the CLA provides for the application of California law. [Exhibit A, page 31]

         6.       Defendant   Amerimmune   is   registered  to  do  business  in
                  California. {Brubacher Declaration 5; Exhibit B]

         7.       Defendants  Amerimmune  and API  operated  offices in Woodland
                  Hills, California and Westlake Village, California. [Allen Declaration 12-14]

         8. Defendants' breached the CLA in California when plaintiffs called Defendants' representative Pamela Kapustay to request an inspection of defendant Amerimmune's manufacturing process and Ms. Kapustay refused the plantiffs' request. [Id.]

         Based on the California contacts described above, this Court may properly exercise limited jurisdiction over Defendants.

B.       Defendant  Amerimmune  Has  Consented  To This  Court'  s  Exercise  of
         -----------------------------------------------------------------------
         Personal Jurisdiction Over It
         -----------------------------

         Pursuant to the CLA, plaintiffs and defendant Amerimmune agreed that eitner of them could submit a petition "to the presiding judge of the Superior Court of the State California for the County of Los Angeles, Central District" for an Order of Referencefor disputes arising from or relating the CLA. By so doing, defendant Amerimmune consented to a California court (namely the Superior Court of the State of California for the County of Los Angeles, Central District) Star~uteatifvt exercising personal jurisdiction over it.

         California may exercise personal jurisdiction over a nonresident has consented in advance to such jurisdiction. National Equipment Rental Ltd., v. Szukhent, 351 U.S. 311, 315-316 (1964); Smith, Valentino & Smith, Inc. v. Superior Court, 17 Cal.3d 495, 496 (1981).(2)

         Accordingly, California courts (such as this one) may properly exercise personal jurisdiction over defendant Amerimmune.

                                       IV

                                   Conclusion
                                   ----------

         For the reasons set forth above, plaintiffs respectfully request that this court issue an order providing for the following

         1. Plaintiffs may serve defendant Amerimmune by persona11y delivering to the Secretary of State or to assistant or deputy secretary of the state two copies of the process together with two copies of this Court's order granting this application;

         2. Plaintiffs may serve defendant API by personally delivering one copy of the process


--------------------
         2 It is not relevant for jurisdictional purposes that the CLA identifies the Superior Court of the State of California for the County of Los Angeles, Central District. Plaintiffs' counsel has been unable to locate any California case law or statutory authority permitting a defendant to limit its consent to personal jurisdiction to a single court within the State of California.

and this Court's order granting this application to the Secretary of State or to assistant or deputy secretary of the state and by providing defendant API's last known mailing address of 920 Hampshire Road, Suite A 40, Westlake Village, California 91361 to the Secretary of State;


         3. Service on defendants Anerunnybe and API shall be deemed complete on the lOth day after personal delivery of the process as described above.


Dated: July 7, 2004                             THOMAS C. MUNDELL
                                                MARSHALL L. BRUBACHER
                                                MUNDELL, ODLUM & HAWS, LLP

                                             By: /s/ Marshall L. Brubacher
                                                -----------------------------
                                                     Marshall L. Brubacher
                                                Attorneys for Plaintiffs
                                                Cytodyn, Onc, and Allen D. Allen

                          DECLARATION OF ALLEN D. ALLEN
                          -----------------------------

         I, Allen D. Allen, declare as follows:

         1. I am current1y the President and Chief Executive Officer of Cytodyn, Inc. I have personal knowledge of each and every fact set forth in this declaration and if called as a witness could and would testify competently thereto under oath.

         2. Cytodyn, Inc. is the successor in interest of Cytodyn of New Mexico, Inc. ("CNMI").

         3. Prior to becoming the President and Chief Executive Officer of Cytodyn, Inc., I was the President and Chief Executive Officer of CNMI.

         4. I was the President and Chief Executive Officer of CNMI at tje time that all of the relevant events occurred in this action.

         5. I am currently a resident of California and have been since 1936.

         6. In early 2000, I, on behalf of CNMI, negotiated with Rex Lewis of Amerimmune, Inc. the terms of the Conditional License Agreement ("CLA"} at issue in this action.

         7.  The  aforementioned   negotiations  took  place  in  Century  City,
California.

         8. I signed the CLA at the offices of Amerimmune, Inc.'s attorneys in Century City, California.

         9. A true and  correct  copy of the CLA is  attached  hereto as Exhibit
"A."

         10. Paragraph six of the CLA provides that both I and CNMI have the right to inspect the manufacturing process that Amerimmune uses, to manufacture products that use any of the technology that CNMI licensed to Ammerimune.

         11. After the parties executed the CLA, I learned that Amerimmune was manufacturing a drug using technology that CNMI had licensed to Amerimmune.

         12. 1 talked to Pamela Kapustay at Amerimmune's offices which were then located at 21550 Oxnard Street, Suite 830, Woodland Hills, California and asked to inspect Amerimmune's manufacturing process.

         13. Ms. Kapustay advised that she had spoken with Mr. Lewis and that, notwithstanding the terms of the CLA, Amerimmune would not allow me or any representative of CNMI to inspect Amerimmune's manufacturing process.

         14. On August 22 , 2002, I, along with my daughter Corinne Allen , met with Mr. Lewis and Ms. Kapustay at Amerimmune's office located at 920 Hampshire Road, Suite A-40 in Westlake Village, California.

         I declare nor penalty of perjury under the laws of the State of California that the foregoing is true and correct and that this declaration is executed on June 24, 2004 at Sherman Oaks, California.


                                                /s/ Allen D. Allen
                                                ------------------
                                                Allen D. Allen

                      DECLARATION OF MARSHALL L. BRUBACHER
                      ------------------------------------

         I, Marshall L. Brubacher, declare as follows:

         1. I am counsel of record for plaintiffs Cytodyn, Inc. and Allen D. Allen in this action. I have peronal knowledge of each and every fact set forth in this declaration and if called as a witness could and would testify competently thereto under oath.

         2. Submitted herewith as Exhibit "B" is a true and correct copy of a printout of a webpage from the California Secretary of State's website that I printed out containing information provided by defendant Amerimmune, Inc. in its annual statement of information.

         3. Submitted herewith as Exhibit "C" is a true and correct copy of the Nonservice Report that I received from Douglas Alan McDonald of Amstar Express detailing his unsuccessful efforts to serve Wellington Ewen, on behalf of Amerimmune, Inc., at 21550 Oxnard Street, Suite 830, Woodland Hills, California 91367.

         4. Submitted herewith as Exhibit "D" is a true and correct copy of the Nonservice Report that I received from Douglas Alan McDonald of Amstar Express detailing his unsuccessful efforts to serve Wellington Ewen at 6781 Shearwater Lane, Malibu, California 90265.

         5. I then learned, via an Internet search, that Mr. Ewen is currently working as the Chief Financial Officer for plaintiff Cytodyn, Inc. I telephoned Mr. Ewen to discuss serving a copy of the summons and complaint on him as Amerimmune's designated agent for service of process. Mr. Ewen said that he was surprised that he was still listed as the agent for service of process for Amerimmune because he has not had any contact with anyone from Amerimmune for many months and did not know how to contact Amerimmune; that he believed that it was a mistake that Amerimmune had not changed its designated agent for service of process; that he would not know what to do, if served with copies of the summons and complaint, and that he did not wish to accept service on behalf of Amerimmune.

         6. On June 1, 2004, I telephoned the security desk for the building located at One Wilshire Boulevard in Los Angeles, California and spokes to the security guard on duty.

         7. The security guard informed me that Amerimmune, Inc. was not a tenant in that building; that he had never heard of Amerimmune, Inc.; and that he did not have any forwarding information for Amerimmune, Inc.

         8. On June 1, 2004, I located a possible telephone number for Amerimmune Pharmaceuticals, Inc. ("API") of (714) 734-5000. I called that number and spoke to a man who identified himself as Larry Delaney. Mr. Delaney advised me that API had dissolved and that all of its officers had resigned.

         9. I then telephoned the Colorado Secretary of State's office to inquire about API's corporate status and was informed by a representative from the Colorado Secretary of State's Office that API had been a Colorado corporation but that it had dissolved and that it had not designated a trustee.

         10. On July 2, 2004, I searched the website of the California Secretary of State to determine whether API was registered to do business in California.

         11. Submitted herewith as Exhibit "E" is a true and correct copy of a webpage from the California Secretary of State's website that I printed confirming that API is not registered to do business in California.

         I declare under penalty of perjury that the foregoing, is true and correct and that this declaration is executed on July 7, 2004 at Westlake Village, California.



                                                 /s/ Marshall L. Brubacher
                                                --------------------------
                                                     Marshall L. Brubacher

                         DECLARATION OF SUSAN H. LIPSON
                         ------------------------------

         I, Susan H. Lipson, declare as follows:

         1. I have personal knowledge of each and every fact set forth herein and if called as a witness could and would testify competently thereto under oath.

         2. On May 24, 2004, I attempted to serve a copy of the summons and complaint in this action on defendant Amerimmune Pharmaceuticals, Inc. ("API") by delivering copies of said documents to an officer of API at 920 Hampshire Road, Suite A-40, Westlake Village, California 91361.

         3. I looked at the directory for the building at 920 Hampshire Road, Westlake Village, California and it did not list Amerimmune Pharmaceuticals, Inc. as a tenant.

         4. I independently investigated the premises at 920 Hampshire Road, Westlake Village, California but was unable to locate an office for Amerimmune Pharmaceuticals, Inc. at that address.

         I declare under penalty of perjury that the foregoing is true and correct and that this declaration is executed on July 6, 2004 at Westlake Village, California.

                                               /s/ Susan H. Lipson
                                               -------------------
                                                   Susan H. Lipson